DEVELOPMENT LINE OF CREDIT AGREEMENT

between

PRIME CAPITAL VENTURES, LLC

as Lender

and

HCW Biologics Inc.

as Borrower

_____________________

dated as of

April 20, 2023
_____________________

TABLE OF CONTENTS

Page

RECITALS 1

ARTICLE 1 DEFINITIONS

Section 1.1. Certain Defined Terms 2

ARTICLE 2 THE CREDIT

Section 2.1. Line of Credit Amount 4

Section 2.2. Line of Credit Documents 4

ARTICLE 3 TERM, INTEREST AND PAYMENTS

Section 3.1. Initial Term 5

Section 3.2. Extended Term 5

Section 3.3. Applicable Interest Period 5

Section 3.4. Interest Rate Calculation 5

Section 3.5. Interest Payments 6

Section 3.6. Reserves 6

Section 3.7. Intentionally Omitted 6

Section 3.8. Prepayment 6

Section 3.9. Interest Credit Account 6

Section 3.10. LOC Fee 7

Section 3.11. Line of Credit Extension Fees 7

Section 3.12. Legal and Incidental Fees, Charges and Costs 7

Section 3.13. Taxes 8

ARTICLE 4 CONDITIONS TO CLOSING AND DISBURSEMENT

Section 4.1. Delivery of the LOC Documents 8

Section 4.2. Authority 8

Section 4.3. Liens 9

Section 4.4. Litigation 9

Section 4.5. Events of Default 9

Section 4.6. Purchase and Agreement Contracts 9

Section 4.7. Compliance with Certain Requirements 9

Section 4.8. Evidence of Insurance 9

Section 4.9. Financial Statements 10

Section 4.10. Business Pro Forma 10

Section 4.11. Management Plan 10

Section 4.12. Material Change 10

Section 4.13. Non-Subordination 10

Section 4.14. Borrower Governing Agreement(s) 10

Section 4.15. Securitization 11

ARTICLE 5 USE OF LINE OF CREDIT PROCEEDS

Section 5.1. Development Costs 11

ARTICLE 6 INSPECTIONS

Section 6.1. Project Inspection 11

Section 6.2. Books and Records 11

Section 6.3. Force Majeure Event Inspection Right 11

ARTICLE 7 ADVANCE OF FUNDS

Section 7.1. Timing and Advances to Payee 12

Section 7.2. Conditions Precedent to Advance of Funds 12

Section 7.3. Unpaid Lien Claims 12

Section 7.4. Mandatory Advances 12

ARTICLE 8 BORROWER’S AFFIRMATIVE COVENANTS

Section 8.1. Project 12

Section 8.2. Compliance with Laws 13

Section 8.3. Compliance with Documents 13

Section 8.4. Books and Records 13

Section 8.5. Payment of Obligations 13

Section 8.6. Financial Reports 13

Section 8.7. Notification to Lender 13

Section 8.8. Partnership/Corporate Existence 13

ARTICLE 9 BORROWER’S NEGATIVE COVENANTS

Section 9.1. Liquidation, Merger and Sale of Assets 14

Section 9.2. Liens 14

Section 9.3. Indebtedness 14

Section 9.4. Investments, Loans and Guaranties 14

Section 9.5. Acquisitions 14

Section 9.6. Organizational Documents 14

Section 9.7. Project and Project Documents 15

ARTICLE 10 REPRESENTATIONS AND WARRANTIES

Section 10.1. Validity of Agreement 15

Section 10.2. Existing Defaults 15

Section 10.3. No Default in Other Agreements 15

Section 10.4. No Consents 16

Section 10.5. Litigation 16

Section 10.6. Financial Statements 16

Section 10.7. Legal Requirements 16

Section 10.8. Taxes 16

Section 10.9. Organization and Good Standing 17

Section 10.10. Insurance 17

Section 10.11. Accurate and Complete Statements 17

Section 10.12. Lender’s Ability to Fund 17

ARTICLE 11 NATURE OF REPRESENTATIONS AND WARRANTIES

Section 11.1. Generally 17

ARTICLE 12 EVENTS OF DEFAULT

Section 12.1. Nonpayment 18

Section 12.2. Other Covenants and Agreements 18

Section 12.3. Representations and Warranties 18

Section 12.4. Security 18

Section 12.5. Validity of LOC Documents 18

Section 12.6. Petition for Bankruptcy, Insolvency 19

Section 12.7. Material Litigation 19

ARTICLE 13 REMEDIES

Section 13.1. General 19

Section 13.2. Right to Acquire 19

Section 13.3. Curing of Defaults by Advances 21

Section 13.4. Remedies Are Cumulative 21

Section 13.5. Offsets 21

Section 13.6. Collateral 21

Section 13.7. Default by Lender 22

Section 13.8. Binding Arbitration 23

ARTICLE 14 GENERAL PROVISIONS

Section 14.1. Disclaimer of Liability 24

Section 14.2. Publicity 24

Section 14.3. Confidentiality 24

Section 14.4. Responsibility for Application of Funds 25

Section 14.5. Notices 26

Section 14.6. Applicable Law 26

Section 14.7. Successors and Assigns 26

Section 14.8. Severability 26

Section 14.9. Amendments 26

Section 14.10. Headings; Attachments 26

Section 14.11. No Third-Party Rights 26

Section 14.12. Indemnification 27

Section 14.13. General Limitation of Liability 27

Section 14.14. Entire Agreement 27

Section 14.15. Execution in Counterparts 27

Section 14.16. Legal Representation of the Parties 27

Section 14.17. JURY TRIAL WAIVER 27

Signatures 28

EXHIBITS:

A PROMISSORY NOTE

B LOAN BUDGET

C THE PROJECT

D THE PROPERTY

E SECURITY AGREEMENT

F FORM TERMINATION LETTER

DEVELOPMENT LINE OF CREDIT AGREEMENT

This Development Line of Credit Agreement (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made and entered as of DATE April 20, 2023 between PRIME CAPITAL VENTURES, LLC, a Delaware limited liability company (“Lender”), and HCW Biologics Inc., a Delaware corporation (“Borrower”).

RECITALS

A. Borrower desires to obtain from Lender an asset-backed line of credit loan (the “LOC”) in an aggregate principal amount not to exceed the Maximum Amount, as hereinafter defined.

B. Borrower intends to use the proceeds of the LOC for the purpose of building a manufacturing facility in Miramar, FL, as more fully described on Exhibit C attached hereto (the “Project”), located on Borrower’s real property legally described on Exhibit D attached hereto (the “Property”).

C. Within ten (10) days after the fully executed Loan Documents are received by Lender and Borrower, Borrower has agreed to pay to Lender, pursuant to Section 3.6 hereof, the aggregate amount of Five Million Two Hundred Fifty Thousand and 00/100 Dollars ($5,250,000.00) (the “ICA Payment”), by bank wire to Lender. An account on the books and records of Lender shall be created to serve as an Interest Credit Account (the “ICA”). A credit equal to the ICA Payment shall be noted in the ICA for purposes of satisfying interest payments under the Loan.

D. Subject to the terms and provisions of this Agreement and the Promissory Note, Lender has agreed to make Advances from the LOC to Borrower in an aggregate amount not to exceed the Maximum Amount for the purposes set forth in these recitals and in the Promissory Note (as hereinafter defined) and upon the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1. Certain Defined Terms. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed in accordance with generally accepted accounting principles consistently applied. As used in this Agreement, the following terms have the following meanings, which apply to both the singular and plural forms:

“Advance(s)” means any loan advance made by Lender in accordance with the terms and conditions of this Agreement.

“Applicable Interest Rate” means the fixed interest rate specified in the Promissory Note.

“Borrower” means that term as defined in the first paragraph of this Agreement.

“Budget” means the schedule of Advances to Borrower from Lender, attached hereto as Exhibit B; provided that Borrower may request in writing to Lender adjustments to the Budget (so long as the aggregate amount of all Advances thereunder do not exceed the Maximum Amount), with any such adjustments subject to the approval of Lender in its sole but reasonable discretion.

“Closing Date” means the last date of signed execution of this Agreement by Lender and Borrower.

“Collateral” means any and all property with respect to the Project securing repayment of the obligations of Borrower under this Agreement, as such collateral is evidenced by a Security Document, including all additions thereto, replacements and proceeds, thereof.

“Event of Default” means any event or condition that shall constitute an event of default as described in Article 12 of this Agreement.

“ICA” or “Interest Credit Account” means the definition given in Recital C.

“ICA Payment” means the amount remitted pursuant to Recital C of this Agreement.

“Lender” means that term as defined in the introductory paragraph.

“LOC” means that term as defined in Recital A.

“LOC Disbursement Account” means that term as defined in Section 3.12 hereof.

“LOC Document(s)” means, collectively, this Agreement, the Promissory Note and each Security Document, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

“Maximum Amount” means Twenty-Six Million Two Hundred Fifty Thousand and 00/100 Dollars ($26,250,000.00). The Maximum Amount is the Project LOC Amount plus all fees, costs and expenses which are Borrower’s responsibility to pay.

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s articles (or certificate) of incorporation or equivalent formation documents, and bylaws, operating agreement, partnership agreement or equivalent governing documents, and any amendments to any of the foregoing.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise, ad valorem or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, use taxes, value added taxes, transfer taxes, charges or similar taxes or levies arising from any payment made hereunder or under any other LOC Document, or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other LOC Document.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, governmental authority or any other entity.

“Project” means that term as defined in Recital B of this Agreement.

“Project Costs” means the amount of the LOC proceeds/all Advances not to exceed the Maximum Amount, to be utilized by Borrower for the purpose of implementation or execution of the Project (including but not limited to payment of taxes, insurance and all items reasonably necessary for the successful execution of the Project ), as more specifically set forth in the Project budget set forth on Exhibit B attached hereto.

“Project LOC Amount” means Twenty-Five Million and 00/100 Dollars ($25,000,000.00).

“Property” means that term as defined in Recital B of this Agreement.

“Promissory Note” means the Promissory Note, in the form attached hereto as

Exhibit A.

“Security Agreement” means that certain Security Agreement, dated as of the Closing Date, executed by Borrower in favor of Lender, in the form attached hereto as Exhibit F.

“Security Document” means each security agreement (including, without limitation, the Security Agreement) each pledge agreement, each intellectual property security agreement, each control agreement, each mortgage, each U.C.C. Financing Statement or similar filing filed in connection herewith or perfecting any interest created in any of the foregoing documents, and any other document pursuant to which any lien is granted by any Person to Lender, as security for the obligations under this Agreement or under the Promissory Note, or any part thereof, and each other agreement executed or provided to Lender in connection with any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

“Scheduled Maturity Date” means the five (5) year anniversary of the Closing Date, as the same may be extended pursuant to Section 3.2 hereof.

“Taxes” means any and all present or future taxes of any kind, including, but not limited to, levies, imposts, duties, assessments, surtaxes, charges, fees, deductions or withholdings (including backup withholding), or other charges now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (together with any interest, penalties, fines, additions to taxes or similar liabilities with respect thereto); provided that “Taxes” shall not include, with respect to those imposed on Lender, income, capital gain, sales, use, franchise, excise, taxes or withholding on account of foreign investment in the United States or other taxes on Lender or the revenues derived by Lender with respect to the LOC.

ARTICLE 2

THE CREDIT

Section 2.1. Line of Credit Amount. Subject to the terms and conditions of this Agreement, Lender agrees to make Advances to Borrower under the LOC in an aggregate amount not to exceed the Maximum Amount. The obligation of Borrower to repay such Advances, with interest thereon, shall be evidenced by the Promissory Note.

Section 2.2. Line of Credit Documents. The obligation of Borrower to repay the Advances under the LOC shall be evidenced by the Promissory Note. The LOC shall be secured by the Security Document covering the Property, all easements appurtenant to or benefitting the Property, all of which shall be in form and substance satisfactory to Lender and its counsel. The Line of Credit Documents consist of the following:

a. Promissory Note;

b. this Agreement;

c. Governing Agreement/an Amended and Restated Governing Agreement; and

d. each Security Document.

ARTICLE 3

TERM, INTEREST AND PAYMENTS

Section 3.1. Initial Term. The initial term of the LOC shall commence on the Closing Date and expire on the Scheduled Maturity Date. The aggregate outstanding principal amount of all Advances, any accrued but unpaid interest thereon, and all other amounts due and owing hereunder and under the Promissory Note shall be repaid by Borrower in full on the Scheduled Maturity Date.

Section 3.2. Extended Term. At the end of the initial term set forth in Section 3.1 hereof, and at the end of each Extended Term (if any), provided the LOC is not then and has not been in default beyond any applicable notice and cure period, and Borrower has been in full compliance with the terms and conditions of the LOC Documents, and Lender has not provided Borrower notice that an event then exists which, through the passage of time, the giving of notice and the expiration of any cure period would become an Event of Default, and further provided that all conditions to extension set forth below are fully satisfied, Borrower may request to extend the term of the LOC and this Agreement for an additional twelve (12) month period, up to a total of one (1) such additional consecutive periods (separately, “Extended Term”; collectively, the “Extended Terms”). In connection with Lender’s granting of each Extended Term, (a) Borrower shall execute all documents which Lender, in its reasonable discretion, deems necessary to implement such extension, and (b) Borrower will pay all reasonable costs and expenses incurred by Lender in connection with such extension, including but not limited to Lender’s attorneys’ fees.

Section 3.3. Applicable Interest Period. The interest period with respect to each Advance under the LOC shall be the period commencing on the date such Advance was made to Borrower by Lender, which shall commence the date such funds were withdrawn by Borrower from the LOC Disbursement Account and continuing until such Advance is repaid in full.

Section 3.4. Interest Rate Calculation. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed in a 365-day year and at the rate set forth in the Promissory Note (the “Applicable Interest Rate”).

Section 3.5. Interest Payments. Interest on the outstanding principal balance of Advances under the LOC shall be paid from the Interest Credit Account at the rate and at the times set forth in the Promissory Note.

Section 3.6. Reserves. Following the signing of this Agreement, Borrower shall remit the ICA Payment in accordance with the terms and time period set forth in Recital D. Upon the funding of the first Advance, the ICA Payment shall remain part of the Interest Credit Account and subject to the provisions of this Agreement, and not refundable to Borrower unless otherwise specifically provided for in this Agreement. All credits to the Interest Credit Account shall be used, absent the occurrence of an Event of Default, for purposes of payment on interest payable on the Advances as and when such interest payments are due and payable. Upon Borrower’s exit and payoff of the LOC, absent the occurrence of an Event of Default, if there is a remaining balance in the ICA, the excess amount shall be applied to the unpaid principal balance outstanding under the Promissory Note or, if it exceeds such unpaid principal, refunded to Borrower.

Section 3.7. Intentionally Omitted.

Section 3.8 Prepayment. Borrower may, without penalty, prepay all or any portion of the outstanding principal balance of the LOC upon no less than thirty (30) days’ prior written notice to Lender.

Section 3.9. Interest Credit Account. If, at any time, no balance remains in the Interest Credit Account (having been applied as provided in this Agreement), upon notice from Lender to Borrower, which notice shall be delivered to Borrower no less than thirty (30) days prior to the date of the next interest payment date, Borrower shall remit into the ICA the funds necessary to make such interest payment prior to the date such interest payment is due and payable.

Section 3.10. LOC Fee. Out of the initial Advance, Borrower shall pay Lender a nonrefundable fee for the LOC in an aggregate amount equal to five percent (5%) multiplied by the Project LOC Amount, which is equal to One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) (the “LOC Fee”). The LOC Fee will be fully earned by Lender and is due and payable in full to Lender commensurate with the funding of the first Advance, without condition.

Section 3.11. Line of Credit Extension Fees. Concurrently with the commencement of each Extended Term, if any, Borrower shall pay to Lender, on the first date of each such Extended Term, a nonrefundable LOC extension fee for each extension in an aggregate amount equal to one percent (1%) multiplied by the Maximum Amount.

Section 3.12. Legal and Incidental Fees, Charges and Costs. Borrower shall pay all reasonable and actual out of pocket legal fees, recording and filing fees, documentary stamps, taxes, service charges, credit reports, U.C.C. search costs, title company and escrow fees and costs, third party paymaster fees and administrative expenses, and all other charges or expenses incurred by Lender including administrative fees and expenses (a) in connection with the LOC, (b) in connection with efforts to collect any amount due under the LOC, or (c) in any action or proceeding to enforce the provisions of any of the LOC Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial proceeding. Lender shall not be required to pay any premium or other charge or any brokerage fee or commission or similar compensation in connection with the LOC or with satisfying the conditions of any commitment for standby or permanent financing. Borrower shall indemnify and hold harmless Lender against and from any and all claims for such fees, commissions, and compensation in connection with the LOC; provided that Lender shall not have the right to be indemnified under this Section 3.11 for its own negligence or intentional misconduct.

Section 3.13. Taxes.

(a) All payments made by Borrower under any LOC Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes or Other Taxes. If any Taxes or Other Taxes are required to be deducted or withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after deducting, withholding and payment of all Taxes and Other Taxes, including such deductions, withholdings and payments of Taxes and Other Taxes applicable to other sums payable under this Section 3.13) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the LOC Documents.

(b) Whenever any Taxes or Other Taxes are required to be withheld and paid by Borrower, Borrower shall timely withhold and pay such taxes to the relevant governmental authorities. As promptly as possible thereafter, Borrower shall send to Lender a certified copy of an original official receipt received by Borrower showing payment thereof or other evidence of payment reasonably acceptable to Lender. If Borrower fails to pay any Taxes or Other Taxes when due to the appropriate governmental authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender on demand for any incremental Taxes or Other Taxes paid or payable by Lender as a result of any such failure.

(c) Borrower’s obligations under Section 3.13 shall survive the termination of the LOC Documents and Borrower’s repayment of the Advances and payment all other amounts payable under the LOC Documents.

ARTICLE 4

CONDITIONS TO CLOSING AND DISBURSEMENT

The obligation of Lender to provide the LOC and make any Advance hereunder will be subject to the satisfaction, at Borrower’s cost and expense, of each of the following conditions, unless waived by Lender in writing:

Section 4.1. Delivery of the LOC Documents.

(a) On or before the Closing Date, Borrower shall execute and deliver to Lender, in a manner satisfactory to Lender, all of the LOC Documents.

(b) Prior to the First Advance, Borrower shall have delivered to Lender an executed Control Agreement (as defined in the Security Agreement), for each of the Interest Credit Account and the LOC Disbursement Account.

(c) Contemporaneously with Borrower’s acquisition of the Property, Borrower shall have delivered an executed and notarized mortgage or deed of trust required by Lender granting Lender a first priority lien and security interest in and to the Property (the “Security Instrument”), and such Security Instrument shall be promptly recorded in the real property records of the county in which such real property is located. If required by Lender, (i) the closing of such Advance and recording of the Security Instrument shall be completed through the escrow services of a title company chosen by Lender, and (ii) such title company shall issue, at Borrower’s expense and for the benefit of Lender, a loan policy of title insurance with respect to the Property. For the avoidance of doubt, this Section 4.1(c) shall not operate to preclude any Advances to Borrower to fund pre-acquisition costs.

Section 4.2. Authority. On or before the Closing Date, Borrower shall deliver to Lender an officer’s certificate (or comparable document) certifying the names of the officers, members or managers of Borrower authorized to sign the LOC Documents, together with the true signatures of such Persons and certified copies of (a) the resolutions of the board of directors (or comparable document) of Borrower evidencing approval of the execution, delivery and performance of the LOC Documents and the consummation of the transactions contemplated thereby, (b) the Organizational Documents of Borrower (including, if applicable, copies of the partnership and corporate documentation of each of the general partners of Borrower and copies of all equity participation agreements), and (c) a certificate of good standing or subsistence with regard to Borrower.

Section 4.3. Liens. As of the First Advance, the Project is free from any prior liens, other than liens permitted by Lender that will be satisfied from loan proceeds at First Advance. All taxes and assessments affecting the Property or any part thereof due and payable (including without limitation any taxes) have been paid. The Property is not impaired by any existing undisclosed covenants, conditions, or restrictions. At the request of Lender, Borrower shall (i) deliver to Lender the results of Uniform Commercial Code lien searches, satisfactory to Lender, (ii) the results of federal and state tax lien and judicial lien searches and pending litigation and bankruptcy searches, in each case satisfactory to Lender, and (iii) Uniform Commercial Code or other lien termination statements reflecting termination of all liens previously filed by any Person and not expressly permitted pursuant to the LOC Documents.

Section 4.4. Litigation. As of the Closing Date and as of the date of each Advance, there shall be no material Litigation pending against the Property or the Project, which in Lender’s reasonable business judgment, materially affects Borrower’s ability to perform all of the terms and provisions of this Agreement.

Section 4.5. Events of Default. As of the Closing Date and as of the date of each Advance, no Event of Default shall have occurred and be continuing, and Borrower shall otherwise be in full compliance with the terms and provisions of this Agreement.

Section 4.6. Project Contracts. Borrower shall deliver to Lender copies of all material contracts entered in connection with the Property and the Project, and all other contracts material to Borrower’s operations and/or properties.

Section 4.7. Compliance with Certain Requirements. If and when requested by Lender, Borrower shall deliver evidence reasonably satisfactory to Lender that the Property and Borrower’s ownership thereof is in material compliance with all applicable laws, regulations, ordinances, conditions, reservations, and restrictions imposed on the Property and Borrower’s ownership thereof under local, state, federal and international laws, procedures, statutes, regulations and ordinances applicable to the Project.

Section 4.8. Evidence of Insurance. For the period beginning with the Closing Date and continuing throughout the term of the LOC, Borrower shall take out, pay for and keep in full force, property and liability insurance on the Property against such risks, in such amounts, and with such lenders ‘loss payable and additional insured clauses and endorsements as shall be satisfactory to Lender and otherwise customarily carried on property of the type and having an approximate fair market value as that of the Property, and shall furnish Lender with the reasonably satisfactory evidence of such insurance and promptly notify Lender of any changes to such insurance. Borrower shall include Lender as an additional insured under all insurance policies applicable to the Property.

Section 4.9. Financial Statements. Borrower shall deliver to Lender all financial reports required by Section 8.6. Documents required to be delivered pursuant to this Section 4.9 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address “www.hcwbiologics.com” (or any successor page notified to the Lender).

Section 4.10. Project Pro Forma. Borrower shall deliver to Lender (concurrently with delivery of the annual financials of Borrower required pursuant to Section 8.6 hereof) a pro forma income and expense statement in connection with the Project. Documents required to be delivered pursuant to this Section 4.10 may be delivered electronically.

Section 4.11. Management Plan. Borrower shall deliver to Lender a copy of Borrower’s Q3 board package promptly after such board package is delivered to Borrower’s board of directors (which shall occur on or prior to October 31st of each year), which board package shall include a detailed management plan, consisting of the business operation and budget for all expenses of Borrower.

Section 4.12. Material Change. Throughout the term of the LOC, Borrower shall advise Lender of any material change in conditions affecting Borrower or the Project that would materially alter the documentation and information submitted by Borrower with respect to the Project to satisfy the above conditions precedent and will submit amended documentation and information reflecting these changed conditions for the reasonable approval of Lender.

Section 4.13. Non-Subordination. Under this Agreement, the payment and performance obligations of Borrower and/or its subsidiaries shall never put Lender in a position subordinate to any indebtedness owing to any other creditor of Borrower with respect to the Project (excepting interim obligations for labor and materials incurred in the normal course of development and construction of the Project, which obligations will be timely satisfied in the normal and reasonable management of the Project).

Section 4.14. Borrower Governing Agreements. On or before the date of the funding of the first Advance, Borrower shall deliver to Lender all Borrower’s fully executed Organizational Documents, in form and substance satisfactory to Lender, together with any such other agreements or documentation, in form and substance satisfactory to Lender, necessary or desirable to complete the transactions contemplated thereby. Borrower’s failure to timely provide the executed Organizational Documents may delay disbursement of the first Advance, and any such delay shall not constitute a breach by Lender of this Agreement or the LOC Documents or the transactions contemplated hereunder.

Section 4.15. Securitization. Lender may in its sole discretion securitize the LOC funding through an insurer of its choosing. Should Lender decide to securitize this transaction, Borrower agrees to cooperate with any preliminary determination or due diligence required by the insurer.

ARTICLE 5

USE OF LINE OF CREDIT PROCEEDS

Section 5.1. Development Costs.

(a) Proceeds of Advances shall be utilized by Borrower solely for the purpose of financing the Project Costs, as more fully described on the attached Exhibit B, updated yearly by Borrower.

(b) The proceeds of the LOC shall be used exclusively for the purposes set forth in this Agreement. Borrower warrants and represents that the use of the LOC proceeds as set forth herein is for business and commercial purposes only and that the LOC proceeds will not be used for personal, family or household purposes. Borrower will not, directly or indirectly, use the proceeds of the Advances under the LOC, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person.

ARTICLE 6

INSPECTIONS

Section 6.1. Project Inspection. Lender, through its officers, agents, contractors, affiliates, or employees, shall have the right, at all reasonable times during business hours upon five (5) days’ prior written notice to Borrower to enter on-site offices of the Project construction site and to inspect the operations in connection with the Project; provided that the foregoing inspections shall be limited to once per quarter absent the occurrence of an Event of Default.

Section 6.2. Books and Records. Lender shall have the right, at all reasonable times, to examine the books, records, accounting data, and other documents of Borrower pertaining to the Project and to make extracts therefrom or copies thereof.

Section 6.3. Force Majeure Event Inspection Right. In the event of a Force Majeure Event which interrupts, stops, or otherwise impedes Borrower’s ability to continue with the Project, upon notice by Borrower to Lender in writing of such Force Majeure Event occurrence, Lender shall have the right upon five (5) business days’ notice to periodically inspect the Project, surrounding conditions, and interview employees, contractors, vendors involved in the development of the Project until such time as Lender is satisfied of Borrower’s ability to resume operations to develop the Project. Following a Force Majeure Event, Lender has the right to modify the terms upon which future Advances may be made as a result of a change in circumstances as determined by Lender in Lender’s sole discretion, that Borrower has ability to perform or continue to perform the Project scope of work. Borrower shall execute any additional documents, amendments or other agreement of terms required by Lender before Lender’s obligation to continue to make Advances shall resume.

ARTICLE 7

ADVANCE OF FUNDS

Section 7.1. Timing and Advances to Payee. So long as all conditions precedent to an Advance have been met pursuant to the terms of this Agreement, Lender agrees that the first Advance will be funded no later than ninety (90) banking business days following the opening of the ICA.

Section 7.2. Conditions Precedent to Advance of Funds. As conditions precedent to the disbursement of any Advance, Lender, unless otherwise expressly waived in writing by Lender, shall have received and approved the following, all of which shall be complete, true, accurate and in form satisfactory to Lender in its sole reasonable discretion:

(a)
Advances Generally.

i.
The Line of Credit shall be allocated in accordance with the budget set forth in Exhibit B attached hereto and hereby made a part hereof (the "Loan Budget"), but Lender may at its option reallocate the Loan, or any part thereof, among the categories set forth in Exhibit B at any time and from time to time. After the First Advance, Borrower shall request Advances periodically, but not more frequently than every 90 (Ninety) days, as the work progresses, signed by ___Hing C. Wong or Rebecca Byam__ or another duly authorized representative of Borrower, and authorized by Lender.
ii.
Advances may be made (directly or through a title insurer) to Borrower, any prime contractor(s), subcontractor(s), materialman and others who have furnished goods or services in connection with the construction of the Improvements, or some or any of them, as Lender may elect from time to time in its sole discretion.

(b)
Advances Specifically. Each Advance shall be conditioned upon Borrower's continuing satisfaction of all of the above conditions and each of the following conditions, unless otherwise expressly waived in writing by Lender, all in form, manner and substance satisfactory to Lender, in its sole reasonable discretion:
i.
At least five (5) business days prior to each Advance, Borrower shall supply Lender with a request for an Advance and executed by Borrower, which request shall set forth all required information, including, but not limited to, the requested Advance amount, contractor information and wiring instructions, and shall constitute a covenant and affirmation of Borrower that the warranties and representations in this Agreement are correct and true in all material aspects, that all the covenants, terms and conditions of this Agreement are being complied with, and that no continuing Event of Default exists or has occurred as of the date of the Advance;
ii.
Lender shall have been furnished with a certificate of "in place" value certified by Borrower's supervising engineer or architect drawn in accordance with the Plans and Specifications indicating the amount of work completed by trade and the percentage thereof, and also indicating that to the date of the certification, the completed work has been performed in accordance with the Plans and Specifications;
iii.
Waiver of or release of liens from the general contractor, on behalf of itself and all subcontractors for all work completed on site and all current and prior Advance requests, in form and content acceptable to Lender and indicating that all outstanding claims for labor, materials and fixtures through the date of the last Advance have been paid and liens therefor waived or released in writing;
iv.
All Advances shall be subject to Lender's satisfaction, based on a physical inspection, that the work for which payment is requested has been completed in accordance with the Plans and Specifications, that the cost thereof is as set forth in the Advance request, and that the work is progressing rapidly enough to meet the completion date set forth in this Agreement. However, approval and/or payment of any Advance request shall not constitute a waiver of Lender's rights as to any work or material which may be defective, or which may fail to comply with the Plans and Specifications or with the requirements of this Agreement. Although Lender may inspect and approve the Plans and Specifications, cost estimates, actual construction, and other matters pertaining to construction of the Improvements, such inspections or exercise of rights are solely for the protection of Lender, and Borrower understands that Lender is not making and will not make any warranties or representations as to any matters pertaining to the Improvements (including, without limiting the generality hereof, the sufficiency of the construction funds, the adequacy of the Plans and Specifications or proper performance by any contractor or subcontractor);
v.
Borrower has obtained from all appropriate Governmental Authorities all applicable authorizations, consents, licenses, approvals, and permits for the work for which the Advance is requested, and Lender has been furnished with a filed copy thereof;
vi.
All material, equipment and fixtures incorporated in the work at the Property shall have been purchased so that the absolute ownership thereof shall have vested in Borrower immediately upon installation thereof on the Property and. Borrower shall have produced and furnished, if required by Lender, the contracts, bills of sale or other agreements under which title thereto has vested;
vii.
If requested by Lender and at Borrower's sole cost and expense, Lender shall have received an endorsement to the Title Policy pursuant to the pending disbursements clause thereof, changing the date of the Title Policy to the applicable Funding Date, insuring that there has been no change in the state of title to the Property since the previous Advance and the Security Instrument remains a first position lien encumbering the Property, and increasing the coverage of the Title Policy to include the amount of the applicable Advance;
viii.
Lender has received all documentation and information Lender requires, in its sole discretion, to confirm that Property can be developed in accordance with the Plans and Specifications.
ix.
No Event of Default has occurred and nor is continuing or nor is there any occurrence of any event which with the passage of time and/or the giving of notice would constitute an Event of Default; and
x.
Each representation and warranty set forth in this Agreement shall continue to be true and correct as if then made, and each request for an Advance shall constitute a continuing certification by Borrower that (a) all of the representations and warranties in this Agreement are true and correct as of such date, and (b) all proceeds of the Loan theretofore disbursed by Lender to pay for labor and materials have been applied and paid in strict accordance with all prior requests for advances.
xi.
Lender has received, if requested by Lender, in respect of each Advance, invoices for the full price of the Materials, and evidence that insurance policies as required pursuant to this Agreement cover the Materials and are in full force and effect, which may be the existing insurance policy if the existing policy does not have an exclusion for on-site Materials.

(c)
Final Construction Advance Conditions. Prior to the last Advances of construction costs for the Improvements, the following conditions shall have been satisfied:
i.
Lender shall have received written confirmation from Lender's inspection agent to the effect that the Improvements have been completed in accordance with the Plans and Specifications. Such written confirmation shall include the entire Property.
ii.
Lender shall have received a conditional lien waiver or such other evidence as is reasonably acceptable to Lender upon final payment for the Advance of retention to Borrower to pay General Contractor satisfactory to Lender, and either (i) proof of Borrower paying the same to General Contractor or (ii) an unconditional lien waiver upon final payment from General Contractor within 10 Business Days from the date the final Advance was paid to Borrower. If requested by Lender, Lender shall have also received such waivers from any subcontractors or suppliers for which Lender has not previously received an unconditional lien waiver upon final payment.

Section 7.3. Unpaid Lien Claims. If Lender receives notice of nonpayment from a potential lien claimant or a lien is filed that is not insured over, or if contested then offset with a segregated loss reserve account, or until the potential lien claimant acknowledges payment or otherwise rescinds its notice in such form and with such other acknowledgments as Lender may require, in accordance with applicable law, Lender, at its option may (a) refuse to make any further Advances to Borrower; or (b) withhold one hundred percent (100%) of the lien amount claimed from future Advances .

Section 7.4. Mandatory Advances. Notwithstanding any other term or provision of this Agreement, it is understood that interest on all outstanding Advances under the LOC shall be paid from the ICA and that such method of interest payment is mandatory and not optional. If Lender permits Borrower may pay the interest directly, Lender shall have the right to advance the LOC proceeds to pay such interest if not otherwise paid when due. If the LOC funds allocated for these purposes are depleted, Borrower is not relieved from paying directly when due these or any other expenses or amounts required under the terms of this Agreement or any other LOC Document.

ARTICLE 8

BORROWER’S AFFIRMATIVE COVENANTS

As a material inducement to Lender to make the LOC to Borrower, and until repayment in full of the Advances and other amounts outstanding under the LOC and performance of all other obligations of Borrower under the LOC Documents, Borrower agrees to do all of the following unless Lender shall otherwise consent in writing:

Section 8.1. Project. (a) Complete, on an ongoing basis, all due diligence required or necessary in connection with the Project, and (b) be the entity that is counterparty to each material primary contract and agreement related to (i) the Project and (ii) the development, construction, operation and management of the Project.

Section 8.2. Compliance with Laws. Comply with and provide to Lender upon Lender’s reasonable request evidence of material compliance with, all applicable state, local, federal, and international laws, procedures, acts, ordinances and regulations applicable to the Project.

Section 8.3. Compliance with Documents. Perform and comply with all the terms and conditions of this Agreement and the other LOC Documents.

Section 8.4. Books and Records. Keep and maintain complete and accurate books of account, in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Project.

Section 8.5. Payment of Obligations. Pay and discharge before the same shall become delinquent all material obligations, claims, indebtedness, taxes, and other obligations with respect to the Project (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with generally accepted accounting principles).

Section 8.6. Financial Reports. Deliver to Lender, with respect to Borrower as soon as available and in any event (a) within forty-five (45) days after the end of each calendar quarter during the term of the LOC, financial statements of Borrower for such quarter and (b) within ninety (90) days after the end of each fiscal year of Borrower, annual financial statements of Borrower, in each case of the foregoing, certified as true and correct (which reports shall be prepared in accordance with generally accepted accounting principles consistently applied) and operating statements in form reasonably satisfactory to Lender. Borrower shall also deliver to Lender, promptly upon request therefor, (i) such other financial information of Borrower (and its subsidiaries, if any) as may reasonably be requested by Lender and (ii) within thirty (30) days after the end of each calendar quarter during the term of the LOC, a reconciliation of surplus report with respect to the Project. Documents required to be delivered pursuant to this Section 8.6 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address “www.hcwbiologics.com” (or any successor page notified to the Lender).

Section 8.7. Notification to Lender. Promptly after learning thereof, notify Lender of: (a) the details of any material action, proceeding, investigation or claim against or affecting the Property or the Project instituted before any court, arbitrator or governmental authority or to Borrower’s knowledge threatened in writing to be instituted; (b) any material dispute between Borrower and any governmental authority involving or related to the Property or the Project; (c) any labor controversy which has resulted in or, to Borrower’s knowledge, threatens to result in a strike or disruption which would reasonably be expected to have a material adverse effect on the Property or the Project; (d) the occurrence of any Event of Default; (e) any written agreement to purchase any part of the Property or the Project or any application for any refinancing of the LOC; and (f) receipt by Borrower of all permits necessary to construct the Project.

Section 8.8. Partnership/Corporate Existence. Preserve and maintain its existence, rights, franchises, and privileges in the jurisdiction of Borrower’s formation.

ARTICLE 9

BORROWER’S NEGATIVE COVENANTS

Until repayment in full of the Advances under the LOC and the performance of all other obligations of Borrower under the LOC, and in addition to all other covenants and agreement of Borrower contained herein or in any other LOC Documents, Borrower agrees that unless Lender shall otherwise consent in writing Borrower shall not:

Section 9.1. Liquidation, Merger and Sale of Assets. Liquidate, merge, or consolidate with any other Person in which Borrower is not the surviving entity, or sell, lease or transfer or otherwise dispose of any assets to any Person (collectively, “Transfers”) other than in Transfers (a) of assets in the ordinary course of business; (b) of worn-out, surplus, or obsolete equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities of Borrower; (d) consisting of Borrower’s or its subsidiaries’ use or transfer of money or cash equivalents in a manner that is not prohibited by the terms of this Agreement or the other LOC Documents; (e) of non-exclusive licenses for the use of the property of Borrower or its subsidiaries in the ordinary course of business; (f) of other assets with an aggregate fair market value of Five Hundred Thousand Dollars ($500,000) per twelve (12)-month period.

Section 9.2. Liens. Create or incur any mortgage, security interest, lien, or other encumbrance of any kind upon all or any portion of the Project other than (a) any lien securing indebtedness owing to Lender, (b) liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with generally accepted accounting principles, (c) other statutory liens, including, without limitation, statutory liens of landlords, carriers, warehousers, utilities, mechanics, repairmen, workers and material-men, incidental to the ownership and/or development of the Project that (i) were not incurred in connection with the incurring of indebtedness or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of Borrower’s property or assets or the Project, (d) easements or other minor defects or irregularities in title of the Property not interfering in any material respect with the use of such property in the development of the Project, and (e) liens existing on the Closing Date and previously disclosed to and approved by Lender (but only to the extent that the amount of debt secured thereby, and the amount and description of property subject to such Liens, shall not be increased).

Section 9.3. Indebtedness. Create, incur or have outstanding any indebtedness of any kind, other than (a) indebtedness owing to Lender under this Agreement and the other LOC Documents, (b) indebtedness of Borrower existing as of the Closing Date as disclosed to and approved by Lender (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof does not increase after the Closing Date), and (c) trade debt incurred in the normal course of business.

Section 9.4. Investments, Loans and Guaranties. (a) Create, acquire or hold any subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind other than U.S. government securities, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a guarantor of any kind.

Section 9.5. Acquisitions. Enter into any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of any of the outstanding capital stock (or other equity interest) of any Person, or (c) the acquisition of another Person by a merger, amalgamation or consolidation or any other combination with such Person.

Section 9.6. Organizational Documents. (a) Amend its Organizational Documents in any manner adverse to Lender, or (b) amend its Organizational Documents to change its name or state, province or other jurisdiction of organization, or its form of organization.

Section 9.7. Project and Project Documents.

(a) Willfully or voluntarily abandon the Project or its activities to develop, construct, operate or maintain the Project, if the same would (i) be a major decision under the Organizational Documents of Borrower, or (ii) have a material adverse effect on Lender and is not necessary or desirable for continued development of the Project.

(b) Terminate or cancel or consent to or accept any cancellation or termination of; amend, modify or supplement any provision in any material respect; or grant consent under or waive any material default under, or material breach of, or material provision of or the performance of a material obligation by any other Person under, any contracts or agreements (i) related to the Property (ii) between Borrower and contractors for the Project or (iii) otherwise related the development, construction, operation and maintenance of the Project, in each case that would have an adverse effect on Lender; or

(c) Sell, assign (other than to Lender) or otherwise dispose of any of its rights or interest under, any contracts or agreements (i) related to the Property (ii) between Borrower and contractors for the Project or (iii) otherwise related the development, construction, operation and maintenance of the Project.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

Section 10.1. Validity of Agreement. Borrower has the right and power and is duly authorized and empowered to enter, execute and deliver the LOC Documents to which it is a party and to perform and observe the provisions of the LOC Documents. The LOC and the execution, delivery and performance of the LOC Documents have been duly authorized by all necessary action, and when executed and delivered by Borrower will constitute the valid and binding agreements of Borrower, enforceable in accordance with their terms. The execution, delivery and performance of the LOC Documents do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a lien (other than the liens permitted under Section 9.2) upon any assets or property of Borrower under the provisions of, Borrower’s Organizational Documents or any material agreement to which Borrower is a party.

Section 10.2. Existing Defaults. As of the date of execution of the LOC Documents, Borrower is not in material default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any bond, debenture, note, or other evidence of indebtedness or in any contract, indenture, mortgage, agreement, lease, or other agreement or instrument to which Borrower is a party or by which it, or any of its properties, may be bound.

Section 10.3. No Default in Other Agreements. The execution and delivery and performance of this Agreement and all other LOC Documents, the incurrence of the obligations herein set forth, and the consummation of the transactions herein contemplated, will not result in the creation of a lien on the Property (except the liens created by the LOC Documents), and will not conflict with, result in a breach of any bond, debenture, note, contract, indenture, mortgage, lease, or any other evidence of indebtedness, agreement or instrument to which it is a party or by which it or any of its properties may be bound, or result in the violation by it of any law, order, rule, or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties.

Section 10.4. No Consents. No consent, approval, authorization, or other acknowledgment of any court or governmental agency or body, other than those specifically referenced herein, is required for the consummation by Borrower of any of the transactions contemplated by this Agreement, except those permits and licenses required in the ordinary course of construction of the Project.

Section 10.5. Litigation. There is no material litigation at law or in equity and no proceedings before any commission or other administrative authority (“Litigation”) pending or to Borrower’s knowledge threatened against or affecting the Property or the Project, except as disclosed to and approved in writing by Lender. There is no material Litigation currently contemplated, threatened, or pending by Borrower against any entity or person which would have a material effect on Lender, this Agreement, the LOC, or the transactions contemplated hereunder. Borrower’s failure to timely disclose to Lender any Litigation that is pending, threatened or contemplated by Borrower as of the date of Borrower’s execution of the LOC Documents shall constitute a material breach of this Agreement and shall justify Lender’s excuse from performance of any terms hereof, including funding of any Advance, until Lender is satisfied that such Litigation has been resolved in Lender’s sole but reasonable discretion.

Section 10.6. Financial Statements. Any and all balance sheets, statements of income or loss, reconciliation of surplus with respect to the Project, and financial data of any other kind furnished to Lender by or on behalf of Borrower are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied (except for with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments), and fully and accurately present the financial condition of the subjects thereof as of the dates thereof and no material adverse change has occurred in the financial condition reflected therein since the dates of the most recent thereof.

Section 10.7. Legal Requirements. With respect to the Project, on or prior to the date of the initial Advance, Borrower (a) shall hold all permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any governmental authority necessary for the conduct of its business and is in compliance in all material respects with all applicable laws relating thereto, and (b) shall be in compliance with all federal, state, local, or international applicable statutes, rules, regulations, ordinances and orders including, without limitation, those relating to environmental protection, occupational safety and health, zoning, and equal employment practices.

Section 10.8. Taxes. Borrower has filed all tax returns and reports required of it, has paid all taxes which are due and payable, and has provided adequate reserves for payment of any tax whose payment is being contested; the charges, accruals and reserves on the books of Borrower in respect of taxes for all fiscal periods to date are accurate; and there are no questions or disputes between Borrower and any governmental authority with respect to any taxes except as otherwise previously disclosed to Lender in writing.

Section 10.9. Organization and Good Standing. Borrower is duly formed or organized, validly existing and in good standing under the laws of the State of its formation or organization as set forth in the first paragraph of this Agreement and is qualified as a foreign entity and in good standing in each jurisdiction where the Property and the Project are located.

Section 10.10. Insurance. Borrower maintains with financially sound and reputable insurers insurance for the Project with coverage (including, if applicable, flood insurance on all mortgaged property that is in a Special Flood Hazard Zone, from such providers, on such terms and in such amounts as required by the Flood Disaster Protection Act as amended from time to time or as otherwise required by Lender) and limits as required by law and as is customary with Persons engaged in the same businesses as Borrower.

Section 10.11. Accurate and Complete Statements. Neither the LOC Documents nor any written statement made by Borrower in connection with any of the LOC Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or in the LOC Documents not misleading.

Lender represents to Borrower as follows:

Section. 10.12 Lender’s Ability to Fund. Lender hereby represents and warrants to Borrower that it has the financial ability and wherewithal to fund the LOC in the full amount of the Maximum Amount.

ARTICLE 11

NATURE OF REPRESENTATIONS AND WARRANTIES

Section 11.1. Generally. The representations and warranties made by Borrower herein and otherwise in connection with the LOC are and shall remain true and correct in all material respects as of the Closing Date and as of the date of each Advance, omit no materials facts, and shall survive so long as any of Borrower’s obligations under the LOC Documents have not been satisfied and/or the LOC or any part thereof shall remain outstanding. Each request by Borrower for an Advance shall constitute an affirmation that the representations and warranties remain true and correct in all material respects (or, as to any representations and warranties which are subject to a materiality qualifier, true and correct in all respects) as of the date thereof, except for any representations and warranties that are made as of a specific date. All representations and warranties made in any document delivered to Lender by or on behalf of Borrower pursuant to or in connection with the LOC shall be deemed to have been relied upon by Lender.

ARTICLE 12

EVENTS OF DEFAULT

Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):

Section 12.1. Nonpayment. Failure to make any payment required by the Promissory Note, this Agreement or any other LOC Documents, and such failure continues for a period of fifteen (15) days after written notice of such default is sent by Lender to Borrower.

Section 12.2. Other Covenants and Agreements. Failure by Borrower to perform or comply with any of the other covenants or agreements contained in this Agreement (other than those referred to in Section 12.6 hereof), or any of the LOC Documents and such failure shall not have been fully corrected within thirty (30) days after written notice of such default is sent by Lender to Borrower.

Section 12.3. Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any other LOC Document or any other material information furnished by Borrower to Lender, shall be false or erroneous in any material respect when made or when deemed made.

Section 12.4. Security. If any lien granted in this Agreement or any other LOC Document in favor of Lender, shall be determined to be (other than as a result of the action or inaction of Lender) (a) void, voidable or invalid, or is subordinated or not otherwise given the priority contemplated by this Agreement and Borrower has failed to promptly execute within ten (10) calendar days from the date such change in the lien status occurs, appropriate documents to correct such matters, or (b) unperfected as to any material amount of Collateral (as determined by Lender, in its reasonable discretion) and Borrower has failed to promptly execute within ten (10) calendar days from the date such change in the lien status occurs, appropriate documents to correct such matters.

Section 12.5. Validity of LOC Documents. If (a) any material provision, in the sole but reasonable opinion of Lender, of any LOC Document shall at any time cease to be valid, binding and enforceable against Borrower, and Borrower has failed to promptly execute appropriate documents to correct such matters after written notice thereof; (b) the validity, binding effect or enforceability of any LOC Document against Borrower shall be contested by Borrower; (c) Borrower shall deny that it has any or further liability or obligation under any LOC Document; or (d) any LOC Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Lender the benefits purported to be created thereby, and Borrower has failed to promptly execute appropriate documents to correct such matters.

Section 12.6. Petition for Bankruptcy, Insolvency. The insolvency of Borrower; the filing by Borrower in any jurisdiction of a petition for bankruptcy, liquidation or reorganization, seeking, consenting to or appointment of any trustee, receiver, liquidator, or custodian of it or of all or substantially all of its property; or any such proceedings shall have been voluntarily or involuntarily instituted against Borrower; the failure of Borrower to generally pay its debts as they come due or any admission in writing in that regard; the making by Borrower of a general assignment for the benefit of creditors; the entry against Borrower, voluntarily or involuntarily, of any order for relief in any bankruptcy reorganization or liquidation, or similar proceeding or the declaration of or action taken by any governmental authority which operates as a moratorium on the payment of debts of Borrower, which such order or declaration or action shall have remained in place and undischarged or unstayed for a period of ninety (90) days; or the taking of action by Borrower to authorize any of the actions set forth in this Section 12.6.

Section 12.7. Material Litigation. Any action, suit, proceeding or investigation of any kind involving, or threatened in writing against, Borrower with respect to the Project, before any court or arbitrator or any other authority which (a) would reasonably be expected to have a material adverse effect on the Property, or Project, or (b) calls into question the validity or enforceability of, or otherwise seeks to invalidate, any LOC Documents. Promptly after the commencement thereof, Borrower shall deliver to Lender notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any of its subsidiaries, or the Project, and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on Borrower or any of its subsidiaries or the Project of the disclosed litigation.

ARTICLE 13

REMEDIES

Section 13.1. General. Following the occurrence of one or more Events of Default, Lender at its option, may (a) declare all outstanding indebtedness evidenced by the Promissory Note, including principal and interest, immediately due and payable; (b) terminate all obligations to make further Advances under the LOC; and (c) pursue and enforce, either successively or concurrently, all rights and remedies set forth in the Promissory Note, in the LOC Documents, or in any other Collateral instrument held by Lender or accruing to Lender by law, and such other rights and remedies as Lender may have in law or equity, including such rights as are provided in this Article 13. If an Event of Default referred to in Section 12.6 hereof occurs, (i) all obligations of Lender to make further Advances under the LOC shall automatically and immediately terminate, if not previously terminated, and Lender thereafter shall not be under any obligation to make any further Advance, and (ii) the principal of and interest then outstanding on the LOC, and all of the other obligations owing under the LOC Documents, shall thereupon become and thereafter be immediately due and payable in full (if not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

Section 13.2. Right to Acquire.

(a) Upon the occurrence of an Event of Default hereunder, Lender shall have the right, in person or by agent, in addition to all other rights and remedies available to Lender hereunder or under the LOC Documents, to enter into possession of the Project and perform or cause to be performed any and all work and labor necessary to complete the Project, to operate and maintain the Project and/or to otherwise run the business of Borrower. All sums expended by Lender in so doing, together with interest on such total amount at the Default Rate (as defined in the Promissory Note), shall be repaid by Borrower to Lender upon demand and shall be secured by the LOC Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the Maximum Amount.

(b) For the purpose of allowing Lender to exercise its rights and remedies provided hereunder following the occurrence of an Event of Default, Borrower hereby constitutes and appoints Lender as its true and lawful attorney-in-fact, with full power of substitution, in the name of Borrower to complete the Project, to operate and maintain the Project, and/or to otherwise run the business of Borrower, and hereby empowers such attorney or attorneys as follows:

(i) to enter and endorse all agreements, instruments, and documents in connection therewith.

(ii) to use any unadvanced proceeds of the LOC for the purpose of completing, operating, or maintaining the Project.

(iii) to make such changes and corrections in the applicable plans and specifications of the Project as reasonably shall be necessary or desirable to complete the work on the Project.

(iv) to employ such managers, contractors, subcontractors, agents, architects, and inspectors as reasonably shall be required for the foregoing purposes.

(v) to pay, settle or compromise all bills and claims which may be or become liens against the Project or the Collateral or any part thereof, unless a bond or other security satisfactory to Lender has been provided.

(vi) to execute applications and certificates in the name of Borrower which reasonably may be required by the LOC Documents, or any other agreement or instrument executed by or on behalf of Borrower in connection with the Project.

(vii) to prosecute and defend all actions or proceedings in connection with the Project or the Collateral or any part thereof, and to take such action and require such performance as such attorney reasonably deems necessary under any performance and payment bond and the LOC Documents; and

(viii) to do any and every act which Borrower might do on its behalf with respect to the Collateral or any part thereof, or the Project and to exercise any or all of Borrower’s rights and remedies under any or all of the agreements and documents for the Project.

This power of attorney shall be deemed to be a power coupled with an interest and shall be (A) irrevocable, (B) exercisable by Lender at any time and without any request upon Borrower by Lender, and (C) exercisable in the name of Lender or Borrower. Lender shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

Section 13.3. Curing of Defaults by Advances. Upon the occurrence of an Event of Default under Section 12.2 through 12.4 hereof which may be cured by the payment of money, Lender, without waiving any right of acceleration or foreclosure under the LOC Documents which Lender may have by reason of such Event of Default or any other right Lender may have against Borrower because of said Event of Default, shall have the right to make such payment from the LOC, thereby curing the Event of Default. Any cash so remitted, and interest thereon will be disbursed by Lender in accordance with the terms hereof before any additional proceeds of the LOC are disbursed.

Section 13.4. Remedies Are Cumulative. No remedy conferred upon or reserved to Lender in the LOC Documents shall be exclusive of any other remedy provided in the LOC Documents or by law or in equity, but each shall be cumulative and shall be in addition to every other remedy given Lender, under any of the LOC Documents or now or hereafter existing at law or in equity or by statute. Lender, at its sole option and without limiting or affecting any rights and remedies hereunder, may exercise any of the rights and remedies to which it may be entitled under the LOC Documents concurrently or in such order as it may determine. The exercise of any rights of Lender shall not in any way constitute a cure or waiver of Event of Default or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its other rights or elsewhere unless, in the exercise of said rights, Lender realizes all amounts owed to it hereunder and under the Promissory Note, and any other LOC Documents.

Section 13.5. Offsets. If there shall occur or exist any Event of Default referred to in Section 12.6 hereof or if the maturity of the obligations owing under the Note or the other LOC Documents is accelerated pursuant to Section 13.1, Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all of such obligations then owing by Borrower, whether or not the same shall then have matured, any and all deposit (general or special) balances, and any and all balances in the Interest Credit Account and all other indebtedness then held or owing by Lender to or for the credit or account of Borrower, all without notice to or demand upon Borrower or any other Person or entities, all such notices and demands being hereby expressly waived by Borrower.

Section 13.6. Collateral. Lender shall at all times have the rights and remedies of a secured party under the Uniform Commercial Code, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other LOC Documents executed by Borrower or otherwise provided in law or equity. Upon the occurrence of an Event of Default and at all times thereafter, Lender may require Borrower to assemble the Collateral securing the obligations under the LOC Documents, which Borrower agrees to do, and make it available to Lender at a reasonably convenient place to be designated by Lender. Lender may, with or without notice to or demand upon Borrower and with or without the aid of legal process, make use of such reasonable force as may be necessary to enter any premises where such Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on such Collateral that is not specifically described in this Agreement or any other LOC Documents, each of which findings shall be considered to be an accession to and a part of such Collateral) and for that purpose may pursue such Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Borrower. After any delivery or taking of possession of the Collateral securing the obligations under the LOC Documents, or any portion thereof, pursuant to this Agreement, then, with or without resort to Borrower personally or any other Person or property, all of which Borrower hereby waives, and upon such terms and in such manner as Lender may deem advisable, Lender, in its discretion, may sell, assign, transfer and deliver any of such Collateral at any time, or from time to time. No prior notice need be given to Borrower or to any other Person in the case of any sale of such Collateral that Lender determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Lender shall give Borrower not fewer than ten (10) days prior notice of either the time and place of any public sale of such Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Lender may purchase such Collateral, including by credit bid, or any part thereof, free from any right of redemption, all of which rights Borrower hereby waives and releases. After deducting all costs and expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Lender may apply the net proceeds of each such sale to or toward the payment of the obligations under the LOC Documents, whether or not then due, in such order and by such division as Lender, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to Borrower, and Borrower shall remain liable for any deficiency. In addition, after the occurrence of an Event of Default, Lender shall at all times have the right to obtain new appraisals of Borrower or any Collateral securing the obligations under the LOC Documents, the cost of which shall be paid by Borrower.

Section 13.7. Default by Lender and Borrower’s Sole Remedy.

(a)
So long as all conditions precedent to an Advance have been met pursuant to the terms of this Agreement, if Lender fails to fund the first Advance in accordance with the terms and conditions of this Agreement and the Promissory Note, Borrower shall have the option to terminate this Agreement, request a full refund of the ICA Payment and require that Lender release all Liens on the Collateral. Upon the occurrence of such default, Borrower shall deliver written notice in the form of a notarized termination letter, a copy of which is attached hereto as Exhibit F (the “Termination Letter”), to Lender by certified mail. Upon receipt of such notice, Lender shall have thirty (30) international business-banking days from the date of receipt (“Refund Period”) within which to return the ICA Payment to Borrower.

(b)
If Lender is unable or unwilling to deliver good funds to Borrower, such failure to deliver an Advance other than the first Advance shall constitute a “Lender Default” hereunder. Upon the occurrence of a Lender Default, Borrower shall provide written notice to Lender in the form of a notarized Termination Letter to Lender by certified mail. Within fifteen (15) international business-banking days from the date of receipt of such notice by Lender, Borrower shall be entitled to (a) refund of the ICA Payment, minus any interest outstanding and unpaid as of the date of Lender Default, (b) release of all security interests granted by Borrower to Lender hereunder and under the other LOC Documents, and (c) termination of Borrower’s obligations to Lender hereunder with the exception of Borrower’s obligation to repay to Lender the outstanding principal balance of the Promissory Note including accrued and unpaid interest thereon up to and including the date of Lender Default, upon which date interest under the Promissory Note shall cease to accrue. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Lender or its affiliates be liable to Borrower or any other non-party Person, Borrower’s subsidiaries, partners or other related entities, for any indirect, special, incidental or consequential damages, losses or expenses in connection with Borrower’s or another Person’s activities related to, or otherwise by reason of, the LOC, the Advances, the Agreement or the other LOC Documents.

(c)
Notwithstanding anything to the contrary in the subpart (a) above or anywhere else in this Agreement or the other LOC Documents, Lender shall not be liable or responsible to Borrower, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in funding Advances pursuant to this Agreement, when and to the extent such failure or delay is caused by or results from acts beyond Lender’s control, including, without limitation, any of the following force majeure events (“Force Majeure Event(s)”): (i) acts of God; (ii) flood, fire, earthquake, explosion or prolonged break-down of transport, telecommunications or electric current; (iii) war (whether declared or not), armed conflict or the serious threat of the same (including but not limited to hostile attack, blockade, military embargo), hostilities, invasion, act of a foreign enemy, extensive military mobilization, civil war, riot, rebellion, revolution, military or usurped power, insurrection, civil commotion or disorder, mob violence, act of civil disobedience, act of terrorism, sabotage or piracy; (iv) plague, epidemic, pandemic, outbreaks of infectious disease or any other public health crisis, including quarantine, or other restrictions; (v) act of authority whether lawful or unlawful, compliance with any law or governmental order, rule, regulation or direction, curfew restriction, expropriation, compulsory acquisition, seizure of works, requisition, nationalization; (vi) embargoes or blockades in effect on or after the date of this Agreement; (vii) national or regional emergency; and (viii) strikes, labor stoppages or slowdowns or other industrial disturbances. Lender shall give notice of the Force Majeure Event to Borrower within a reasonable period from the date Lender realizes such Force Majeure Event has or will have an impact on Lender’s ability to fund, stating the period of time the occurrence is expected to continue. Lender shall use reasonably diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized. Lender shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. The cure periods provided for in subparts (a) and (b) above shall be tolled during the pendency of a Force Majeure Event.

Section 13.8 Binding Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration in Albany County, New York, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures or by ADR Services pursuant to its Arbitration Rules, at the election of the party initiating the arbitration. The Party initiating a demand for arbitration shall serve notice of such demand pursuant to the notice requirements set forth in Section 14.5 herein. Within three (3) banking-business days of service of any demand for arbitration, the Parties to the dispute shall work cooperatively to mutually select an agreeable arbitrator. If the Parties to the dispute are unable to reach agreement on an arbitrator, then the arbitration shall be selected pursuant to the JAMS or ADR Services arbitration selection protocol. Each side shall be entitled to propound one (1) set of requests for production of documents. The requests in each set shall not number more than twenty-five (25) and shall be limited to documents relevant to the issues to be arbitrated. Each side shall further be entitled to notice and take no more than three (3) depositions, which shall last no more than three (3) hours per deponent, including reasonable breaks and objections. No other discovery shall be permitted, except upon a showing of good cause to the arbitrator. Any disputes regarding discovery shall be submitted to and decided by the arbitrator. The prevailing party shall be entitled to an award of its reasonable costs and expenses, including but not limited to, attorneys’ fees, in addition to any other available remedies. Any award rendered therein shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court of competent jurisdiction. This clause shall not preclude Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. Any action or proceeding brought to interpret or enforce this agreement to arbitrate shall be governed by the laws of the State of New York. This agreement to arbitrate is intended by the Parties to constitute a waiver of any right to trial by jury, or the right to proceed in any state or federal court for resolution of any dispute arising in relation to the enforcement or interpretation of this Agreement, this agreement to arbitrate, or any of the LOC Documents.

ARTICLE 14

GENERAL PROVISIONS

Section 14.1. Disclaimer of Liability. Lender has no liability or obligation in connection with the Project except to make Advances under the LOC as agreed under the terms of the LOC Documents and makes no warranties or representations in connection therewith.

Section 14.2. Publicity. Lender and Borrower shall have the right to issue periodic news releases concerning the Project and its financing in such form as mutually approved in advance of any such publication and in writing by each of them, such approval not to be unreasonably withheld (it being acknowledged and agreed to by Lender that Borrower may withhold its approval if Borrower determines in good faith that any such publicity shall violate any U.S. securities laws). Lender shall have the right indicating that it has provided the financing for the Project.

Section 14.3. Confidentiality. Borrower and Lender each agrees that the specific terms of this Agreement, the LOC, and the related terms regarding Lender’s agreement to fund the Project, including Lender’s related entities, partners, subsidiaries, and vendors are proprietary in nature, and Borrower and Lender hereby each agrees to maintain confidential this Agreement, the LOC Documents, and any information disclosed by Lender related to the terms upon which funding of the LOC is to take place. Borrower’s disclosure of a confidential terms shall constitute a material breach of this Agreement, and will subject Borrower to injunctive relief, pecuniary damages, or other remedies available to Lender in law or at equity. All such remedies are cumulative in nature. Notwithstanding the foregoing, Lender acknowledges that Borrower is a public company and may be required to name Lender and this Agreement as a material agreement and may make other disclosures as required to comply with applicable Laws, including regulations promulgated by applicable security exchange.

Section 14.4. Responsibility for Application of Funds. Lender shall have no obligation to see that funds advanced under the LOC are used for the purpose set forth in this Agreement. Borrower shall be fully responsible for the proper application according to the terms of this Agreement of funds advanced pursuant to this Agreement. Lender may rely solely upon Borrower’s requests for Advances, affidavits, statements and reports in making said Advances and Borrower does hereby release and indemnify Lender and hold Lender harmless from any and all losses, claims, demands, or expenses which may arise or result from misapplication or misuse of the LOC proceeds by Borrower or its agents. Borrower’s indemnification of Lender shall not extend to losses arising from Lender’s material breach of this Agreement or Lender’s gross negligence or willful misconduct (in each case as determined by binding arbitration pursuant to Section 13.8).

Section 14.5. Notices. All notices given under this Agreement, unless otherwise specified herein, must be in writing and will be effectively served upon delivery or, if sent certified mail, upon the first to occur of receipt by the addressee or the expiration of forty eight (48) hours after deposit in first class certified United States mail, postage prepaid, receipt requested, or the next business day if sent by pre-paid nationally recognized overnight courier service, sent to the party at its address set forth below, or such other address as a party may designate from time to time by written notice given pursuant to this paragraph:

To Borrower:

HCW Biologics Inc.

Rebecca Byam

2929 N Commerce Parkway

Miramar, FL 33025

With a copy of all legal-related notices to:

________________

HCW Biologics Inc.

Nicole Valdivieso, Esq.

2929 N Commerce Parkway

Miramar, FL 33025

And

Orrick, Herrington & Sutcliffe LLP

Bill Hughes, Esq.

405 Howard Street

San Francisco, CA 94115

To Lender:

PRIME CAPITAL VENTURES

KRIS D. ROGLIERI

66 SOUTH PEARL STREET, 10TH FLOOR

ALBANY, NY 12207

Section 14.6. Applicable Law. This Agreement and, unless otherwise specifically provided for therein, each other LOC Document, shall be governed by and construed in accordance with the laws of the State of New York and the United States.

Section 14.7. Successors and Assigns. The terms of this Agreement will bind and benefit the successors and assigns of the Parties, provided that except as permitted under the LOC Documents, Borrower may not assign this Agreement or any proceeds from the LOC or assign or delegate any of its rights or obligations hereunder without the prior written consent of Lender, which may be withheld in Lender’s sole discretion.

Section 14.8. Severability. The invalidity or unenforceability of any one or more of the provisions of this Agreement will in no way affect any other provision, except that if a condition to an Advance is held to be illegal or invalid, Lender will not be required to make the Advance which was the subject of that condition.

Section 14.9. Amendments. This Agreement may not be modified or amended except by written agreement signed by Borrower and Lender.

Section 14.10. Headings; Attachments. The several headings to articles, sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

Section 14.11. No Third-Party Rights. This Agreement is made entirely for the benefit of Borrower, Lender, and their successors in interest (including any participants). No third Person shall have any rights hereunder.

Section 14.12. Indemnification. Borrower agrees to defend, indemnify and hold harmless Lender (and its affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees), or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Lender in connection with any investigative, administrative or judicial proceeding (whether or not Lender shall be designated a party thereto) or any other claim by any Person relating to or arising out of the Project, the LOC Documents or any actual or proposed use of proceeds of the Advances, or any activities of Borrower or its affiliates; provided that Lender shall not have the right to be indemnified under this Section 14.12 for its own gross negligence or willful misconduct, as determined by a final and non-appealable decision in Arbitration as for any disputes between the Parties, or by judgment of a court of competent jurisdiction when such dispute involves another third Person. All obligations provided for in this Section 14.12 shall survive any termination of this Agreement. Borrower hereby agrees to indemnify, defend and hold harmless Lender, the Manager of Lender, and all of their members, managers, affiliates and advisors, from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and costs) that they may incur by reason of Borrower’s failure to fulfill all of the terms and conditions of this Agreement or by reason of the untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents Borrower has furnished to any of the foregoing in connection with this transaction. This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including attorneys’ fees and costs) incurred by Lender, the managing member of Lender, or any of its members, managers, affiliates or advisors, defending against any alleged violation of federal or state securities laws which is based upon or related to any untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents Borrower has furnished in connection with this transaction.

Section 14.13. General Limitation of Liability. No claim may be made by Borrower or any other Person against Lender or the affiliates, directors, officers, employees, attorneys or agents of Lender for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the LOC Documents, or any act, omission or event occurring in connection therewith; and Borrower and Lender hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor and regardless of whether Lender has been advised of the likelihood of such loss of damage.

Section 14.14. Entire Agreement. This Agreement, the Promissory Note and any other LOC Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

Section 14.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile or other electronic signature, each of which when so executed together shall constitute one and the same Agreement.

Section 14.16. Legal Representation of the Parties. The LOC Documents were negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other LOC Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

Section 14.17. JURY TRIAL WAIVER. BORROWER AND LENDER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

LENDER:

Prime Capital Ventures, LLC,

a Delaware Limited Liability Company

By: /s/ Kris D. Roglieri

Name: Kris D. Roglieri

Title: CFO

BORROWER:

HCW Biologics Inc.

a Delaware corporation

By: /s/ Rebecca Byam

Name: Rebecca Byam

Title: CFO

EXHIBIT A

PROMISSORY NOTE

$26,250,000.00 – Maximum Principal Amount April 20, 2023

FOR VALUE RECEIVED, HCW Biologics Inc. , a Delaware corporation (the “Maker”), hereby promises to pay to Prime Capital Ventures LLC, a Delaware limited liability company, or any subsequent holder of this Master Promissory Note (the “Payee”), at such place as Payee may designate, the principal sum of Twenty-Six Million Two Hundred Fifty Thousand and 00/100 Dollars ( $26,250,000.00 ) or the aggregate unpaid principal amount of all Advances, as defined in the LOC Agreement (as hereinafter defined), made by Payee to Maker pursuant to the LOC Agreement, whichever is less, plus interest on the principal sum and all unpaid balances and all other amounts owed by Maker to Payee at the interest rate set forth below, payment of principal and interest to be made in lawful money of the United States in immediately available funds, as set forth below. Capitalized terms used herein and defined in the LOC Agreement, but not otherwise defined herein, shall have the meaning given such term in the LOC Agreement; and

(a)
Maker shall make payments under this Master Promissory Note (as the same may from time to time be amended, restated or otherwise modified, this “Note”) as follows: (i) simple interest payments on the outstanding principal amount of the Advances, at a fixed rate equal to seven percent (7.0%) per annum, which interest payments shall be due and payable to Payee monthly in arrears, on the first (1st) day of each month of each year, with the first payment due on the first such date immediately following the date of the first Advance hereunder; and (ii) the outstanding principal balance of the Note, and all remaining accrued and unpaid interest, late charges and all other amounts due to Payee pursuant to this Agreement shall be due and payable in full no later than the Scheduled Maturity Date.

(b)
Except for the monthly payments set forth above, this Note may be prepaid in whole or in part, as provided in the LOC Agreement.

(c)
All payments made will be applied first to any late charges or other accrued fees and charges, then to accrued interest, and then to the principal amount of the Note. Maker shall make each payment hereunder to the Payee without any deduction, offset, abatement, recoupment, counterclaim or withholding whatsoever. The receipt of any payment by Payee, at its option, shall not be considered a payment on account until such payment is honored when presented for payment at the drawee bank. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Advance, shall be stated to be due on a day that is not a business day, such payment shall be made on the next business day and such extension of time shall in each case be included in the computation of the interest payable on such Advance. The aggregate unpaid amount of Advances and similar information with respect to the LOC set forth on the records of Payee shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to Payee.

(d)
Maker shall pay all amounts due under this Note to Prime Capital Ventures,

LLC, or such other offices as may be designated by Payee from time to time.

(e)
All amounts owed by Maker pursuant to this Note shall be collectively referred to herein as the “Obligation” of Maker.

In addition, the following provisions shall govern this Note:

1.
LINE OF CREDIT AGREEMENT AND LINE OF CREDIT DOCUMENTS. This Note is made and delivered to Payee pursuant to and is subject to all terms and conditions set forth in the that certain Development Line of Credit Agreement of even date herewith between Maker and Payee (as the same may from time to time be amended, restated or otherwise modified, the “LOC Agreement”). This Note is secured by certain collateral, as evidenced by the LOC Documents, covering the personal property described therein. Capitalized terms used but not defined herein shall have the meanings set forth in the LOC Agreement or, if not so defined therein, the applicable LOC Document.

2.
LATE CHARGES. If any amount payable under this Note is paid more than ten (10) business days after the due date thereof, then late charges (the “Late Charges”) shall be added to the delinquent payment in an amount equal to five percent (5.00%) of such late payment for the extra expense in handling past due payments. Any such Late Charges shall be due and payable without demand, and the holder of this Note, at its option, may (i) refuse any late payment or any subsequent payment unless accompanied by the applicable Late Charge, (ii) add the Late Charges to the principal balance of this Note, and (iii) treat the failure to pay the Late Charges as demanded as an Event of Default under this Note. If Late Charges are added to the principal balance of this Note, those Late Charges shall bear interest at the same rate as the principal balance under this Note. Any payment to the holder by check, draft of other item shall be received by the holder subject to collection and will constitute payment only when collected and not when received.

3.
DEFAULT, CROSS-DEFAULT AND ACCELERATION. Time is of the essence. If Maker fails to make any payment of principal, interest or any other amount on the date the same is due and payable under this Note, the LOC Agreement, any of the other LOC Documents, or any other agreement between Maker and Payee, or Maker or any other party fails to meet or perform any other obligation under any term or condition of this Note, the LOC Agreement, any of the other LOC Documents, or any other agreement between Maker and Payee, or an Event of Default occurs under the LOC Agreement or any of the other LOC Documents, and subject to any applicable notice and cure periods set forth in the LOC Agreement or any other LOC Documents, then this Note shall be in default. Upon default, Payee shall provide written notice to Maker specifying the nature of the default and directing that it be remedied within the applicable notice and cure period as set forth in the LOC Agreement. Upon default, the interest rate provided for in this Note shall immediately increase to eighteen percent (18%) per annum (the “Default Rate”), unless and until cured by Maker, and upon Maker’s failure to cure any default, the entire unpaid amount of this Note shall be immediately due and payable without further notice or demand from Payee. Until cured, interest shall accrue daily after default with daily interest being added to principal on the last day of each calendar month and thereafter compounded to calculate interest on the amounts owed pursuant to this Note, and Maker shall thereafter be liable for all costs of collection, including reasonable attorneys’ fees and costs, in addition to the payment of principal, interest and any other amount.

Should there be a material misappropriation of the proceeds of the Advances which causes an Event of Default, Borrower shall immediately surrender controlling management interest in HCW Biologics Inc. and the Project to PRIME CAPITAL VENTURES, LLC.

4.
COSTS, FEES AND COMPENSATION. Maker further promises to pay all amounts owed under this Note, the LOC Agreement and the other LOC Documents and shall pay all such amounts as specified therein.

5.
WAIVER. Maker and all endorsers, guarantors and all persons liable or to become liable on this Note waive presentment, demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of nonpayment; notice of costs, expenses or losses and interest thereon; and any and all other notices or matters of a like nature, other than notices required pursuant to this Note, the LOC Agreement or the other LOC Documents.

6.
SUCCESSOR AND ASSIGNS. The terms of this Note shall apply to, inure to the benefit of, and bind all parties hereto and their respective successors, and assigns.

7.
CUMULATIVE REMEDIES. Upon the occurrence of any default under this Note, the LOC Agreement, or any of the other LOC Documents, Payee shall have all rights specified therein and as provided under relevant law. No remedy or election hereunder shall be deemed exclusive but shall wherever possible, be cumulative with all other remedies at law or equity.

8.
GOVERNING LAW; VENUE AND JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the State of New York. Maker hereby agrees: (a) that any litigation, action or proceeding arising out of or relating to this Note may be instituted in any state or federal court located in Albany County, in the State of New York; (b) that it waives all objections which it might now or hereafter have with regard to the venue of any such tribunal; (c) that it irrevocably and unconditionally submits to the jurisdiction and venue of any such court ; and (d) that it hereby waives any claim or defense of inconvenient forum.

9.
AUTHORIZATION. To induce Payee to enter into this Note and extend and advance funds to Maker pursuant to the terms contained herein and pursuant to the LOC Agreement, Maker hereby represents and warrants as follows, acknowledging that Payee is relying on the truth and accuracy of the following representations and warranties in entering into this Note:

(a)
That the undersigned is the authorized representative of Maker and has the authority to bind Maker.

(b)
That Maker is a duly organized and validly existing and in good standing under the laws of the State of its formation, and duly qualified to transact business and in good standing in any United States state where the nature of its business or properties requires such qualification, with full power and authority, corporate or otherwise, to enter into and perform this Note; that Maker has taken all actions required to be taken in connection herewith; and

(c)
That upon execution of this Note by the undersigned, this Note will constitute a legal, valid, and binding Obligation of Maker and will be enforceable against Maker as set forth herein, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and similar laws and by equitable principles, whether considered at law or in equity.

10.
ATTORNEY FEES AND COSTS OF COLLECTION. Maker shall pay Payee all reasonable expenses, attorney fees and costs incurred in any action or proceeding by Payee to enforce the terms of this Note, the LOC Agreement and/or any of the LOC Documents, including, without limitation, all reasonable expenses, attorney fees and costs on appeal.

11.
MISCELLANEOUS PROVISIONS.

(a)
No delay or omission on the part of the Payee in exercising any rights hereunder or under the terms of any security agreement, pledge agreement, any guaranty made to guarantee payment of this Note or any other document given to secure this Note, shall operate as a waiver of such rights or of any other right hereunder or under said security agreements, pledge agreements, guaranties or other documents.

(b)
The invalidity or unenforceability of any provision hereof, of this Note, the LOC Agreement or any of the other LOC Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the loan made pursuant thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

(c)
This Note, the LOC Agreement and the other LOC Documents may only be amended, terminated, extended, or otherwise modified by a writing signed by the party against which enforcement is sought. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend, or otherwise modify any of same.

(d)
This Note and the rights and remedies provided for herein may be enforced by Payee or any subsequent holder hereof. Wherever the context permits, each reference to the term “holder” herein shall mean and refer to Payee or the then subsequent holder of this Note.

(e)
Maker agrees that the holder of this Note may, without notice to Maker and without affecting the liability of Maker, accept security for this Note and any additional or substitute security, if any, or release any security or any party liable for this Note, including any guarantor, or extend or renew this Note.

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, the Maker has duly executed and delivered this Master Promissory Note as of the date first set forth above.

MAKER

HCW Biologics Inc.

a Delaware corporation

By: /s/ Rebecca Byam

Name: Rebecca Byam

Title: CFO

Address: 2929 N Commerce Parkway

Miramar, FL 33025

Attn: Rebecca Byam

EXHIBIT E

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of April 20, 2023 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by HCW Biologics Inc. , a Delaware corporation (the “Grantor”), in favor of Prime capital ventures, LLC, a Delaware limited liability company (the “Secured Party” or “Lender”).

WHEREAS, Grantor and the Secured Party are entering into that certain Development Line of Credit Agreement, dated as of even date herewith (as amended, supplemented, or otherwise modified from time to time, the “LOC Agreement”);

WHEREAS, this Agreement is given by the Grantor in favor of the Secured Party to secure the payment and performance of all the Secured Obligations (as hereinafter defined); and

WHEREAS, it is a condition to the obligation of Lender to make the LOC under the LOC Agreement that the Grantor execute and deliver this Agreement, and this Agreement is being executed and delivered in consideration of the Secured Party entering into the LOC Agreement and each financial accommodation granted to the Secured Party by Lender;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the LOC Agreement. Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9. For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2 hereof.

“Control Agreement” means with respect to the Interest Credit Account and the LOC Disbursement Account, each deposit account control agreement (or similar agreement) among the Grantor, Lender and a depository institution, to be in form and substance reasonably satisfactory to Lender; as any of the foregoing may from time to time be amended, restated or otherwise modified.

“Event of Default” has the meaning set forth in the LOC Agreement.

“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to liens permitted under the LOC Agreement).

“LOC Documents” means the LOC Agreement, the Note, this Agreement, and all other agreements, instruments, and documents entered into in connection with the LOC Agreement.

“Note” means that certain Master Promissory Note dated as of even date herewith and made by Grantor, as maker, to Secured Party, as payee.

“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 3 hereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2.
Grant of Security Interest. The Grantor hereby pledges and grants to the Secured Party, and hereby creates a continuing First Priority lien and security interest in favor of the Secured Party in and to all of Grantor’s right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):
(a)
all fixtures affixed to the Project, all contract rights related to the Project or rights to the payment of money in connection with the Project, the Interest Credit Account and the LOC Disbursement Account; and
(b)
all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the foregoing.
3.
Secured Obligations. The Collateral secures the due and prompt payment and performance of:
(a)
the obligations of the Grantor from time to time arising under the LOC Agreement, this Agreement, any other LOC Document or otherwise with respect to the due and prompt payment of (i) the principal of and premium, if any, and interest on the Note (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, reasonable attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantor under or in respect of the LOC Agreement, this Agreement and the other LOC Documents; and
(b)
all other covenants, duties, debts, obligations and liabilities of any kind of the Grantor under or in respect of the LOC Agreement, this Agreement, the other LOC Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in this Section 3 being herein collectively called the “Secured Obligations”).
4.
Perfection of Security Interest and Further Assurances.
(a)
The Grantor shall, from time to time, as may be required by the Secured Party with respect to all Collateral, promptly take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable, the Grantor shall promptly take all actions as may be requested from time to time by the Secured Party so that the security interest in the Collateral granted hereunder is obtained and at all times held by the Secured Party. All the foregoing shall be at the sole cost and expense of the Grantor.
(b)
The Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor agrees to provide all information required by the Secured Party pursuant to this Section 4 promptly to the Secured Party upon request. The Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Secured Party in any jurisdiction.
(c)
[Reserved].
(d)
If the Grantor shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, then the Grantor shall promptly endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.
(e)
If the Grantor shall at any time hold or acquire a commercial tort claim with respect to the Project, the Grantor shall (i) promptly notify the Secured Party in a writing signed by the Grantor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party and (ii) deliver to the Secured Party an updated Schedule 1.
(f)
If any Collateral is at any time in the possession of a bailee, the Grantor shall promptly notify the Secured Party thereof and, at the Secured Party’s request and option, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and the bailee agrees to comply, without further consent of the Grantor, at any time with instructions of the Secured Party as to such Collateral.
(g)
The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.
5.
Representations and Warranties. The Grantor represents and warrants as follows:
(a)
(i) the Grantor’s exact legal name is correctly stated in the first paragraph of this Agreement and on the signature page hereof, and (ii) the Grantor is an organization of the type, and is organized in the jurisdiction, set forth in the first paragraph of this Agreement.
(b)
The Grantor holds no commercial tort claims with respect to the Project except as indicated on Schedule 1. None of the Collateral constitutes, or is the proceeds of, (i) farm products, (ii) as-extracted collateral, (iii) manufactured homes, (iv) health-care-insurance receivables, (v) timber to be cut, (vi) aircraft, aircraft engines, satellites, ships or railroad rolling stock. None of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state, or local statute or rule in respect of such Collateral. The Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.
(c)
At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Grantor will be the sole, direct, legal and beneficial owner thereof,

free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement and other liens permitted by the LOC Agreement.
(d)
The pledge of the Collateral pursuant to this Agreement creates a valid and perfected First Priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.
(e)
Grantor has full power, authority, and legal right to borrow the Advances under the LOC Agreement and pledge the Collateral pursuant to this Agreement.
(f)
Each of this Agreement, the LOC Agreement, and the LOC Documents has been duly authorized, executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).
(g)
No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the borrowing of the Advances under the LOC Agreement and the pledge by the Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of the LOC Agreement, this Agreement and the other LOC Documents by the Grantor or the performance by the Grantor of its obligations thereunder.
(h)
The execution and delivery of the LOC Agreement, this Agreement and the other LOC Documents by the Grantor and the performance by the Grantor of its obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Grantor or any of its property, or the organizational or governing documents of the Grantor or any agreement or instrument to which the Grantor is party or by which it or its property is bound.
(i)
The Grantor has taken all action required on its part for control (as defined in sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable) to have been obtained by the Secured Party over all Collateral with respect to which such control may be obtained pursuant to the UCC. No person other than the Secured Party has control or possession of all or any part of the Collateral.
(j)
Schedule 2 hereto lists all banks, other financial institutions and securities intermediaries at which the Grantor maintains Deposit Accounts or Securities Accounts as of the Closing Date with respect to the Project, and Schedule 2 hereto correctly identifies the name, address and telephone number of each such financial institution or Securities Intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.
(k)
[Reserved].

6.
Receivables. If any Event of Default shall have occurred and be continuing, the Secured Party may, or at the request and option of the Secured Party the Grantor shall, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party.
7.
Covenants. The Grantor covenants as follows:
(a)
The Grantor will not, without providing at least thirty (30) days’ prior written notice to the Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Grantor will, prior to any change described in the preceding sentence, take all actions reasonably requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.
(b)
The Collateral, to the extent not delivered to the Secured Party pursuant to Section 4 hereof, will be kept at the Property and the Grantor will not remove the Collateral from such locations outside the normal course of business without providing at least thirty (30) days’ prior written notice to the Secured Party. The Grantor will, prior to any change described in the preceding sentence, take all actions reasonably required by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.
(c)
The Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Grantor and shall maintain and preserve such perfected First Priority security interest for so long as this Agreement shall remain in effect.
(d)
The Grantor will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for in the LOC Agreement or herein or with the prior written consent of the Secured Party.
(e)
The Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Grantor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located pursuant to the provisions of the LOC Agreement.
(f)
The Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.
(g)
The Grantor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.
(h)
The Grantor shall promptly notify the Secured Party in writing upon the acquisition or creation by the Grantor of a Deposit Account or Securities Account with respect to the Project not listed on Schedule 2 hereto, and, prior to or simultaneously with the creation of such Deposit Account or Securities Account, provide for the execution of a Control Agreement with respect thereto, if required by the Secured Party.
(i)
The Grantor shall provide the Secured Party with prompt written notice with respect to any material real or personal property (other than property acquired in the ordinary course of business) acquired by the Grantor subsequent to the Closing Date with respect to the Project. In addition to any other right that the Secured Party may have pursuant to this Agreement or otherwise, upon written request of the Secured Party, whenever made, the Grantor shall grant to the Secured Party, as additional security for the Secured Obligations, a First Priority lien on any such acquired real or personal property of the Grantor (other than for leased equipment or equipment subject to a purchase money security interest in which the lessor or purchase money lender of such equipment holds a first priority security interest, in which case, the Secured Party shall have the right to obtain a security interest junior only to such lessor or purchase money lender), including, without limitation, such property acquired subsequent to the Closing Date, in which the Secured Party does not have a First Priority lien. The Grantor agrees that, within ten (10) days after the date of such written request, to secure all of the Secured Obligations by delivering to the Secured Party security agreements, pledge agreements, mortgages (or deeds of trust, if applicable) or other documents, instruments or agreements or such thereof as the Secured Party may require. The Grantor shall pay all reasonable and documented recordation, legal and other expenses in connection therewith.
(j)
At the request of the Secured Party, the Grantor shall, with respect to any real property on which the Project is located, provide, or cause to be provided, to the Secured Party, (a) a mortgage (or comparable document) relating to such real property, in form and substance satisfactory to Secured Party, (b) title and lien searches with respect to such real property and such other information, documents or agreements as may be deemed necessary or advisable by the Secured Party r in connection with such mortgage, and (c) such corporate governance and authorization documents and an opinion of counsel with respect to such mortgage as may be deemed necessary or advisable by the Secured Party. The Grantor shall pay all reasonable and documented recordation, legal and other expenses in connection therewith.
8.
Secured Party Appointed Attorney-in-Fact. The Grantor hereby appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time during the continuance of an Event of Default in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (but the Secured Party shall not be obligated to and shall have no liability to the Grantor or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.
9.
Secured Party May Perform. If the Grantor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Grantor.
10.
Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Grantor from the performance of any obligation on the Grantor’s part to be performed or observed in respect of any of the Collateral.
11.
Remedies Upon Default.
(a)
If any Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Grantor, may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Grantor at its notice address as provided in Section 15 hereof ten (10) days prior to the date of such disposition shall constitute reasonable notice. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands

Grantor may acquire against the Secured Party arising out of the exercise by Secured Party of any rights hereunder. The Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Secured Party shall not be obligated to clean- up or otherwise prepare the Collateral for sale.
(b)
If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus. The Grantor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.
(c)
If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section 11, the Grantor agrees that, upon request of the Secured Party, the Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.
12.
No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.
13.
SECURITY INTEREST ABSOLUTE. The Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon, and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of:

(a)
any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument.
(b)
any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the LOC Agreement, this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;
(c)
any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver, or other modification of any guaranty, for all or any of the Secured Obligations.
(d)
any manner of sale, disposition, or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations.
(e)
any default, failure, or delay, willful or otherwise, in the performance of the Secured Obligations.
(f)
any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Grantor against the Secured Party; or
(g)
any other circumstance (including, without limitation, any statute of limitations) or manner of administering the LOC or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Grantor or any other grantor, guarantor or surety.
14.
Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.
15.
Addresses for Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the LOC Agreement, and addressed to the respective parties at their addresses as specified in the LOC Agreement or as to either Party at such other address as shall be designated by such Party in a written notice to each other Party.
16.
Continuing Security Interest; Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to Section 17 hereof, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party’s interest in any agreement or document which includes all or any of the Secured Obligations shall, upon assignment, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.
17.
Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.
18.
GOVERNING LAW. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York and the United States.
19.
Binding Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration in Albany County, New York, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures or by ADR Services pursuant to its Arbitration Rules, at the election of the party initiating the arbitration. The Party initiating a demand for arbitration shall serve notice of such demand pursuant to the notice requirements set forth in Section 14.5 herein. Within three (3) banking-business days of service of any demand for arbitration, the Parties to the dispute shall work cooperatively to mutually select an agreeable arbitrator. If the Parties to the dispute are unable to reach agreement on an arbitrator, then the arbitration shall be selected pursuant to the JAMS or ADR Services arbitration selection protocol. Each side shall be entitled to propound one (1) set of requests for production of documents. The requests in each set shall not number more than twenty-five (25) and shall be limited to documents relevant to the issues to be arbitrated. Each side shall further be entitled to notice and take no more than three (3) depositions, which shall last no more than three (3) hours per deponent, including reasonable breaks and objections. No other discovery shall be permitted, except upon a showing of good cause to the arbitrator. Any disputes regarding discovery shall be submitted to and decided by the arbitrator. The prevailing party shall be entitled to an award of its reasonable costs and expenses, including but not limited to, attorneys ‘fees, in addition to any other available remedies. Any award rendered therein shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court of competent jurisdiction. This clause shall not preclude Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. Any action or proceeding brought to interpret or enforce this agreement to arbitrate shall be governed by the laws of the State of New York. This agreement to arbitrate is intended by the Parties to constitute a waiver of any right to trial by jury, or the right to proceed in any state or federal court for resolution of any dispute arising in relation to the enforcement or interpretation of this Agreement, this agreement to arbitrate, or any of the LOC Documents.

20.
JURY TRIAL WAIVER. EACH PARTY HERETO, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE GRANTOR AND THE SECURED PARTY, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, THE LOC AGREEMENT, ANY OTHER LOC DOCUMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.
21.
Counterparts. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the other LOC Documents constitute the entire contract among the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the Parties hereto have executed this Security Agreement as of the date first set forth above.

GRANTOR

HCW Biologics Inc. ,

a Delaware corporation

By: /s/ Rebecca Byam

Name: Rebecca Byam

Title: CFO

Address: 2929 N Commerce Parkway

Miramar, FL 33025

Attn: Rebecca Byam